UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 5 to Amended and Restated Limited Liability Company Agreement

On December 20, 2021, all of the members of Cohen & Company, LLC (the “Operating LLC”), a Delaware limited liability company and a subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), entered into Amendment No. 5 to Amended and Restated Limited Liability Company Agreement (the “Amendment”), which amended the Operating LLC’s Amended and Restated Limited Liability Company Agreement, dated December 16, 2009, as amended, to permit the Operating LLC to make the certain pass-through entity tax (“PTET”) elections, pay the PTET and generate a state income tax credit in the State of New York and other U.S. states with similar tax regulations. Amendment No. 5 is intended to allow the members of the Operating LLC to obtain the income tax benefits of any available state PTET and does not alter any material economic interests in the Operating LLC.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Loan Agreement with Byline Bank

As previously disclosed, on October 28, 2020, (i) the Company, entered into a Loan Agreement (the “Original Loan Agreement”) with Byline Bank, as lender (the “Lender”), by and among the Lender, the Company, as a guarantor, and the Company’s subsidiaries, the Operating LLC and J.V.B. Financial Group Holdings, LP (“Holdings LP”), as guarantors, and J.V.B. Financial Group, LLC, as borrower (the “Borrower”), and C&Co PrinceRidge Holdings, LP (“C&Co.”), pursuant to which, among other things, the Lender agreed to provide to the Borrower a revolving credit facility in the amount of up to $7.5 million; and (ii) the Borrower and the Lender entered into a Revolving Note and Cash Subordination Agreement (the “Original Revolving Note and Cash Subordination Agreement”), pursuant to which, among other things, the Lender agreed to provide to the Borrower a subordinated revolving credit facility in the amount of up to $17.5 million.

On December 21, 2021 (the “Effective Date”), the Borrower and the Lender entered into the Amended and Restated Revolving Note and Cash Subordination Agreement (the “Amended and Restated Agreement”), which amended and restated the Original Revolving Note and Cash Subordination Agreement in its entirety. Pursuant to the Amended and Restated Agreement, the Lender agreed to make loans to Borrower, at the Borrower’s request from time to time, in the aggregate amount of up to $25 million.

In connection with the execution of the Amended and Restated Agreement, on the Effective Date, the Company, the Lender, the Operating LLC, Holdings LP and the Borrower terminated the Original Loan Agreement.

Loans (both principal and interest) made by the Lender to the Borrower under the Amended and Restated Agreement are scheduled to mature and become immediately due and payable in full on December 21, 2023. In addition, loans may be made under the Amended and Restated Agreement until December 21, 2022.

Loans under the Amended and Restated Agreement will bear interest at a per annum rate equal to LIBOR plus 6.0%, provided that in no event can the interest rate be less than 7.0%. The Borrower is required to pay on a quarterly basis an undrawn commitment fee at a per annum rate equal to 0.50% of the undrawn portion of the Lender’s $25 million commitment under the Amended and Restated Agreement. The Borrower is also required to pay on each anniversary of the Effective Date a commitment fee at a per annum rate equal to 0.50% of the Lender’s $25 million commitment under the Amended and Restated Agreement. Pursuant to the terms of the Amended and Restated Agreement, the Borrower paid to the Lender a commitment fee of $125,000 on the Effective Date.

The Borrower may request a reduction in the Lender’s $25 million commitment in a minimum amount of $1 million and multiples of $500,000 thereafter or such lesser amount as would bring the $25 million loan commitment to the total principal amount of loans advanced under the Amended and Restated Agreement.

The obligations of the Borrower under the Amended and Restated Agreement are guaranteed by the Company, the Operating LLC and Holdings LP (collectively, the “Guarantors”), and are secured by a lien on all of Holdings LP’s property, including its 100% ownership interest in all of the outstanding membership interests of the Borrower.

Pursuant to the Amended and Restated Agreement, the Borrower and the Guarantors provide customary representations and warranties for a transaction of this type.

The Amended and Restated Agreement also includes customary covenants for a transaction of this type, including covenants limiting the indebtedness that can be incurred by the Borrower and Holdings LP and restricting the Borrower’s ability to make certain loans and investments. Additionally, under the Amended and Restated Agreement, the Borrower may not permit its (A) net worth to be less than $80 million at any time from December 22, 2021 through and including December 30, 2021, $85 million from December 31, 2021 through and including December 30, 2022, and $90 million from December 31, 2022 and thereafter; and (B) excess net capital to be less than $40 million at any time. Further, any loans outstanding under the Amended and Restated Agreement may not exceed 0.25 times the Borrower’s tangible net worth.

Pursuant to the Amended and Restated Agreement, the Borrower may repay its existing outstanding indebtedness provided, however, that if the anticipated payment relates to the payment of any dividend by the Borrower, on the date such payment is made, and immediately after making such payment, the loans outstanding under the Amended and Restated Agreement may not exceed $10 million.

The Amended and Restated Agreement contains customary events of default for a transaction of this type. If an event of default under the Amended and Restated Agreement occurs and is continuing, then the Lender may declare and cause all or any part of the loans thereunder and all other liabilities outstanding under the Amended and Restated Agreement to become immediately due and payable.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 under the heading “Amendment to Loan Agreement with Byline Bank, Inc.” is incorporated by reference herein.

In connection with the execution of the Amended and Restated Agreement, on the Effective Date, the Original Loan Agreement was terminated and the Borrower paid to the Lender all amounts outstanding under the Original Loan Agreement as of the such date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading “Amendment to Loan Agreement with Byline Bank, Inc.” is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 5 to Amended and Restated Limited Liability Company Agreement, dated December 20, 2021, by and among each of the Members set forth on the signature pages thereto.

10.2*	Amended and Restated Revolving Note and Cash Subordination Agreement, dated December 21, 2021, by and between J.V.B. Financial Group, LLC and Byline Bank, Inc.

104	Cover Page Interactive Data File (Embedded within the inline XBRL document.)

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 21, 2021	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer